Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963; rwhetstone@pondel.com
(949) 646-2175

VOLCOM REPORTS FINANCIAL RESULTS FOR

2010 FIRST QUARTER

FIRST QUARTER HIGHLIGHTS:

•	Consolidated Revenues Increased 13% to $77.4 Million; Revenue Strength Reported Across U.S., Europe and Electric Segments

•	Consolidated Gross Margin Improved 390 Basis Points to 54.2%

•	Net Income Grows 79% to $7.5 Million, Equal to $0.31 Per Diluted Share

COSTA MESA, CA – April 29, 2010 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the first quarter ended March 31, 2010.

For the 2010 first quarter, total consolidated revenues were $77.4 million, compared with $68.3 million in the first quarter of 2009. Total revenues in the company’s U.S. segment, which includes revenues from the U.S., Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $48.2 million, compared with $42.4 million in the prior-year period. Total revenues in the company’s Europe segment were $23.6 million, compared with $21.7 million in the same period in 2009. Total revenues in the company’s Electric segment were $5.6 million, compared with $4.2 million in 2009.

“Our results for the quarter were stronger than we had anticipated, representing a solid start to the year and continued strength for both the Volcom and Electric brands,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “Combined with great product, focused marketing and solid distribution, we believe we are well positioned to capitalize on the many opportunities before us and pave the way for continued growth and success.”

Consolidated gross profit for the 2010 first quarter was $42.0 million, equal to 54.2% of total revenues, compared with $34.4 million, equal to 50.3% of total revenues, in the first quarter of 2009.

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Volcom 2010 First Quarter Financial Results

Selling, general and administrative expenses on a consolidated basis were $31.0 million in the 2010 first quarter versus $28.0 million in the comparable period in 2009.

Net income for the 2010 first quarter was $7.5 million, equal to $0.31 per diluted share, compared with $4.2 million, or $0.17 per diluted share, in the first quarter of 2009

At March 31, 2010 the company had cash, cash equivalents and short-term investments totaling $109 million, and no long-term debt.

2010 Second Quarter Financial Outlook

For the 2010 second quarter, the company currently expects total consolidated revenues of approximately $59 million to $62 million and per share amounts to range from a loss of $0.02 to earnings of $0.02.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call also will be available through 11:59 p.m. ET, Thursday, May 6. Listeners should call (877) 941-6009 (domestic) or (480) 629-9770 (international) and use reservation number 4282599.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2010 Second Quarter Financial Outlook and Mr. Woolcott’s comments regarding the company being “well positioned to capitalize on the many opportunities before us” and his comments regarding “continued growth and success.” These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those

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Volcom 2010 First Quarter Financial Results

anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, changes in fashion trends and consumer preferences, general economic conditions, the impact of sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product revenues	$76,834	$67,944
Licensing revenues	586	375

Total revenues	77,420	68,319
Cost of goods sold	35,425	33,937

Gross profit	41,995	34,382
Selling, general and administrative expenses	31,008	28,034

Operating income	10,987	6,348
Other income:
Interest income, net	109	33
Foreign currency (loss) gain	(10)	118

Total other income	99	151

Income before provision for income taxes	11,086	6,499
Provision for income taxes	3,552	2,279

Net income	$7,534	$4,220

Net income per share:
Basic	$0.31	$0.17
Diluted	$0.31	$0.17
Weighted average shares outstanding:
Basic	24,356,857	24,347,857
Diluted	24,376,971	24,357,044

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$63,992	$76,180
Short-term investments	45,000	35,000
Accounts receivable — net of allowances	59,679	53,792
Inventories	26,233	33,250
Prepaid expenses and other current assets	5,204	4,353
Income taxes receivable	—	725
Deferred income taxes	7,915	7,700

Total current assets	208,023	211,000

Property and equipment — net	25,640	26,348
Investments in unconsolidated investees	330	330
Deferred income taxes	3,541	3,545
Intangible assets — net	9,562	9,784
Goodwill	1,254	1,291
Other assets	792	735

Total assets	$249,142	$253,033

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,627	$22,788
Accrued expenses and other current liabilities	10,123	9,957
Income taxes payable	2,691	—
Current portion of capital lease obligations	20	50

Total current liabilities	23,461	32,795

Other long-term liabilities	1,200	1,203
Income taxes payable – non-current	68	68
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	92,731	92,192
Retained earnings	131,213	123,679
Accumulated other comprehensive income	445	3,072

Total stockholders’ equity	224,413	218,967

Total liabilities and stockholders’ equity	$249,142	$253,033

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$7,534	$4,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,517	1,765
Provision for doubtful accounts	(217)	1,113
Loss on disposal of property and equipment	3	4
Stock-based compensation	550	246
Deferred income taxes	(201)	(78)
Changes in operating assets and liabilities:
Accounts receivable	(8,010)	(473)
Inventories	6,532	4,135
Prepaid expenses and other current assets	(904)	392
Income taxes receivable/payable	3,488	2,273
Other assets	(69)	37
Accounts payable	(11,608)	(4,802)
Accrued expenses	140	(2,792)
Other long-term liabilities	14	(30)

Net cash (used in) provided by operating activities	(1,231)	6,010

Cash flows from investing activities:
Purchase of property and equipment	(1,005)	(734)
Business acquisitions, net of cash acquired	—	(794)
Purchase of short-term investments	(20,000)	(24,944)
Sale of short-term investments	10,000	—

Net cash used in investing activities	(11,005)	(26,472)

Cash flows from financing activities:
Principal payments on capital lease obligations	(4)	(18)

Net cash used in financing activities	(4)	(18)

Effect of exchange rate changes on cash	52	814

Net decrease in cash and cash equivalents	(12,188)	(19,666)
Cash and cash equivalents — Beginning of period	76,180	79,613

Cash and cash equivalents — End of period	$63,992	$59,947

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Total revenues:
United States	$48,179	$42,420
Europe	23,626	21,678
Electric	5,615	4,221

Consolidated	$77,420	$68,319

Gross profit:
United States	$24,224	$20,275
Europe	14,277	11,807
Electric	3,494	2,300

Consolidated	$41,995	$34,382

Operating income (loss):
United States	$2,744	$1,471
Europe	7,977	5,792
Electric	266	(915)

Consolidated	$10,987	$6,348